UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013 (June 27, 2013)

NTS, INC.
(formerly Xfone, Inc.)
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices)

806-771-5212
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Background

As previously disclosed on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 6, 2011, on the same day, NTS, Inc. (f/k/a Xfone, Inc., the “Company”) entered into a term loan, guarantee and security agreement (the “Original ICON Agreement”), as amended by that certain Amended & Restated Consent, Waiver & Amendment Agreement dated November 1, 2011 by and between the following: (1) ICON Agent, LLC (the “Agent”), acting as agent for the Lenders signatory thereto; (2) the Company, as Guarantor; (3) Xfone USA, Inc., NTS Communications, Inc., Gulf Coast Utilities, Inc., eXpeTel Communications, Inc., NTS Construction Company, Garey M. Wallace Company, Inc., Midcom of Arizona, Inc., Communications Brokers, Inc., and NTS Management Company, LLC, acting as Borrowers and Guarantors; and (4) PRIDE Network, Inc., and NTS Telephone Company, LLC (together with the Borrowers and Guarantors acting as Credit Parties) that provided for a secured term loan in the amount of $7,500,000 (the “First ICON Loan”).

As previously disclosed on Form 8-K filed with the Commission on June 25, 2012, on June 22, 2012 the Company entered into Amendment No. 1 to the Original ICON Agreement (“Amendment No. 1”) providing for an additional secured term loan in the amount of $3,500,000, for the payment of all liabilities owed to Burlingame Equity Investors, LP (the “Second ICON Loan”), a secured delayed draw term loan in the amount of $3,100,000, for the purchase of equipment in connection with the Company's project to construct a fiber network in Wichita Falls, Texas (the “Third ICON Loan”), and certain other amendments to the Original ICON Agreement and the First ICON Loan as described in Amendment No. 1.

Each of the First ICON Loan, Second ICON Loan and Third ICON Loan bear interest at 12.75% per annum.

The fundings of the First ICON Loan and the Second ICON Loan were made on October 27, 2011 and June 22, 2012, respectively.

As previously disclosed on Form 10-Q filed with the Commission on August 13, 2012, on August 9, 2012, the Company entered into Amendment No. 2 to the Original ICON Agreement providing for revised amortization schedules of the First ICON Loan and the Second ICON Loan.

On September 27, 2012, the Company drew down the Third ICON Loan in the amount of $3,100,000.

As previously disclosed on Form 8-K filed with the Commission on February 12, 2013, on the same day, the Company entered into Amendment No. 3 to the Original ICON Agreement (“Amendment No. 3”) providing for (i) an additional secured delayed draw term loans in the aggregate amount of $6,000,000, bearing interest of 12.75% per annum for the purchase of equipment in connection with the Company's project to expand its fiber network in the region of West Texas (the “Fourth ICON Loan”), (ii) revised amortization schedules of the First ICON Loan, Second ICON Loan and Third ICON Loan (as described below), and (iii) certain other amendments to the  Original ICON Agreement (as amended by Amendment No. 1 and Amendment No. 2), described in Amendment No. 3.

Pursuant to Amendment No. 3, the principal amount of the First ICON Loan is payable in 69 consecutive monthly installments with the first 27 monthly payments being payments of accrued interest only. The principal amount of the Second ICON Loan is payable in 61 consecutive monthly installments with the first 19 monthly payments being payments of accrued interest only. The principal amount of the Third ICON Loan is payable in 58 consecutive monthly installments with the first 16 monthly payments being payments of accrued interest only.

As previously disclosed on Form 8-K filed with the Commission on March 28, 2013 (the “March 28 8-K”), on the same day, the Company entered into Amendment No. 4 to the Original ICON Agreement (“Amendment No. 4”) which contains some definitional clarifications. In addition, the Company drew down on the Fourth ICON Loan in the aggregate amount of $1,700,000, payable in 51 consecutive monthly installments with the first 9 monthly payments being payments of accrued interest only.

A copy of Amendment No. 4 is attached hereto as Exhibit 10.154 and replaces and supersedes the exhibit filed with the March 28 8-K which contained certain immaterial errors and was incorrectly designated as Exhibit 10.153.

Recent Developments

On June 27, 2013, the Company entered into Amendment No. 5 to the Original ICON Agreement (“Amendment No. 5”) which makes certain technical amendments to the Original ICON Agreement and waives a certain condition for the availability of the Fourth ICON Loan. Amendment No. 5 is attached hereto as Exhibit 10.155 and is incorporated herein by reference.

In addition, on June 27, 2013, the Company drew down on the Fourth ICON Loan in the aggregate amount of $4,300,000, payable in 48 consecutive monthly installments with the first 6 monthly payments being payments of accrued interest only.

Each of the foregoing loans are secured by a lien against all of each Borrower's and Guarantor's property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest; provided, however, that none of the assets of PRIDE Network, Inc. and NTS Telephone Company, LLC are being used as collateral for the loans and are specifically excluded.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

10.154	Amendment No. 4 to The Term Loan, Guarantee and Security Agreement dated as of March 28, 2013

10.155	Amendment No. 5 to The Term Loan, Guarantee and Security Agreement dated as of June 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTS, Inc.

Date: June 27, 2013	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Chairman of the Board of Directors